Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta Air Lines Announces Proposed Senior Secured Notes Offering and New Credit Facility

ATLANTA, April 22, 2020 – Delta Air Lines, Inc. (NYSE:DAL) (the “Company” or “Delta”) today announced that it intends to commence a private offering to eligible purchasers of $1.5 billion in aggregate principal amount of senior secured notes due 2025 (the “Notes”), subject to market and other conditions. The Company also announced it intends to enter into a new $1.5 billion Term Loan B facility due 2023 (the “New Credit Facility”) concurrently with the closing of the offering of the Notes.

The Company intends to use the net proceeds from the offering of the Notes and borrowings under the New Credit Facility for general corporate purposes and to bolster its liquidity position. The final terms and amounts of the Notes and the New Credit Facility are subject to market and other conditions, and may be materially different than expectations. The offering of the Notes is not contingent upon the closing of the New Credit Facility.

The Notes and New Credit Facility will be pari passu obligations secured on a first priority basis by a diverse pool of slots, gates and routes collateral comprised of domestic slots at New York-JFK, New York-LaGuardia and Reagan National Airport, slots at Heathrow, London routes, other European and Latin American routes.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The notes are being offered in the United States only to qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the performance of our significant investments in airlines in other parts of the world; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the impact of environmental regulation on our business; and the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 22, 2020, and which we have no current intention to update. There can be no assurance that the proposed offering of notes will be completed as anticipated or at all.